UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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SCIENTIFIC TECHNOLOGIES INCORPORATED

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SCIENTIFIC TECHNOLOGIES INCORPORATED
6550 Dumbarton Circle
Fremont, California 94555
(510) 608-3400

Notice of Annual Meeting of Shareholders
To Be Held May 27, 2004

To the Shareholders of SCIENTIFIC TECHNOLOGIES INCORPORATED:

Notice is hereby given that the annual meeting of shareholders of SCIENTIFIC TECHNOLOGIES INCORPORATED, an Oregon Corporation, will be held at our principal offices located at 6550 Dumbarton Circle, Fremont, California, on Thursday, May 27, 2004 at 4:00 p.m., local time, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Each of these items will be discussed at the annual meeting with adequate time allocated for shareholder questions.

Our Board of Directors has fixed the close of business on April 1, 2004 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any postponement or adjournment thereof. A copy of our Annual Report to Shareholders, which includes audited financial statements was mailed with this Notice and Proxy Statement on or about April 29, 2004 to all shareholders of record on the record date.

All shareholders are cordially invited to attend the meeting in person. If you do not expect to attend in person, please promptly mark, date, sign, and return the enclosed proxy. Any shareholder attending the meeting may vote in person even if such shareholder has previously returned a proxy.

James A. Lazzara	April 29, 2004
Secretary

SCIENTIFIC TECHNOLOGIES INCORPORATED
6550 Dumbarton Circle
Fremont, California 94555
(510) 608-3400

PROXY STATEMENT

Annual Meeting of Shareholders
May 27, 2004

General

The accompanying proxy is solicited by and on behalf of the Board of Directors of Scientific Technologies Incorporated, an Oregon corporation, to be used at the annual meeting of shareholders to be held at our principal executive offices located at 6550 Dumbarton Circle, Fremont, California, on Thursday, May 27, 2004 at 4:00 p.m., local time, and at any postponement or adjournment thereof. This proxy statement and the accompanying proxy and annual report are being first mailed to holders of the common stock of Scientific Technologies Incorporated on or about April 29, 2004.

Record Date and Outstanding Shares

Only holders of record of shares of our common stock at the close of business on April 1, 2004 will be entitled to notice of, and to vote at, the annual meeting. As of the record date, 9,715,653 shares of our common stock were issued and outstanding, held of record by approximately 756 shareholders.

Revocability of Proxies

When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted thereon, and if no directions are indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto. Any shareholder signing and delivering a proxy may revoke it at any time before it is voted by filing with our Secretary a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any shareholder attending the meeting in person may withdraw his proxy and vote his shares. Attendance at the meeting will not, by itself, revoke a proxy.

Quorum

A quorum for the annual meeting will consist of the holders, present in person or represented by proxy, of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting.

Voting

All shares represented by proxies will be voted in accordance with shareholder directions. If the proxy is signed and returned without any direction given, shares will be voted in accordance with the recommendations of our Board of Directors. We are not aware, as of the date hereof, of any matters to be voted on at the annual meeting other than as stated in this Proxy Statement and the accompanying Notice. If any other matters are properly brought before the annual meeting, the enclosed proxy gives discretionary authority to the persons named therein to vote the shares in their best judgment.

Each share of our common stock outstanding on the record date will be entitled to one vote at the annual meeting. Under applicable law and in accordance with our Restated Articles of Incorporation and Restated Bylaws, if a quorum exists at the annual meeting: the seven nominees for election of directors who receive the greatest number of votes cast for the election of directors by the shares present in person or by proxy and entitled to vote shall be elected directors. An abstention with respect to the election of directors will be counted neither in favor of nor against the nominees. In addition, abstentions will have no effect on any other proposals presented for shareholder approval, as they will neither count as votes for nor votes against such proposal.

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Certain proposals other than the election of directors are “non-discretionary” and brokers who have received no instructions from their clients do not have discretion to vote on those items. When brokers vote proxies on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” Broker non-votes are included in determining the presence of a quorum at the meeting, but they are not considered “shares present” for voting purposes and have no impact on the outcome of such proposals other than to reduce the number of favorable votes necessary to approve the proposal. If the enclosed proxy is properly executed and returned to us in time to be voted at the annual meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto.

Solicitation of proxies

The proxy accompanying this Proxy Statement is solicited by our Board of Directors. Proxies may be solicited by directors, executive officers and regular supervisory and executive employees of ours, none of whom will receive any additional compensation for their services. Such solicitations may be made personally or by mail, telephone, facsimile or messenger. We will reimburse persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for their reasonable expenses in forwarding soliciting materials to their principals. All costs of solicitation of proxies will be paid by us.

“Householding” of Proxy Materials

We have adopted a procedure approved by the U.S. Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one set of our proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. We believe this will provide greater convenience for our shareholders, as well as cost savings for us by reducing the number of duplicate documents that are sent to your home.

Shareholders who participate in householding will continue to receive separate proxy cards. Householding will not in any way affect your rights as a shareholder.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our corporate secretary at 6550 Dumbarton Circle, Fremont, California 94555, Attention: Corporate Secretary.

If you participate in householding and wish to receive a separate copy of our Annual Report on Form 10-K or this Proxy Statement, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact us as indicated above.

Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

Only shareholders of record at the close of business on the record date will be entitled to vote at the 2004 annual meeting. On that date, there were 9,715,693 shares of common stock outstanding and entitled to vote. Each shareholder is entitled to one vote for each share of common stock entitled to vote at the meeting, including for the election of Directors.

The following table indicates the number of shares of common stock beneficially owned as of April 1, 2004 by each person known by us to own more than 5% of our outstanding common stock, by each of the Named Executive Officers (as defined below) and by all officers and directors as a group.

The address of each individual named is the address of Scientific Technologies Incorporated.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Common $.001 Par Value	Anthony R. Lazzara	4,516,309 Indirect(1) 20,000 Direct(2)	46.5(1) *(2)
Common $.001 Par Value	Joseph J. Lazzara	1,076,902 Indirect(1) 20,350 Direct(2)	11.1(1) *(2)
Common $.001 Par Value	James A. Lazzara	1,110,294 Indirect(1) 20,140 Direct(2)	11.4(1) *(2)
Common $.001 Par Value	James A. Ashford	960,029 Indirect(1) 20,240 Direct(2)	9.9(1) *(2)
Common $.001 Par Value	Carl H. Frei	16,400 Direct(2)	*(2)
Common $.001 Par Value	Bernard J. Ploshay	13,600 Direct(2)	*(2)
Common $.001 Par Value	Richard S. Baldwinson	8,000 Direct(2)	*(2)
Common $.001 Par Value	Frank Webster	37,083 Direct(2)	*(2)
Common $.001 Par Value	All officers and directors as a group	7,663,579 Indirect(1) 209,116 Direct(2)	79.7(1) 2.1(2)

*	less than 10%

(1)	Scientific Technology Incorporated, also referred to as our parent, was the shareholder of record of 8,348,075 of our shares (86%) as of the record date. As of such date, the shareholders of our parent were as follows: Anthony R. Lazzara (54%); Joseph J. Lazzara (13%); James A. Lazzara (13%); James A. Ashford (12%); and other members of the Lazzara family (8%). As a result of such share holdings, the individuals named in the table may be deemed to indirectly own the number and percentage of shares set forth opposite their respective names.

(2)	Includes shares issuable pursuant to options held by Anthony R. Lazzara, 20,000 shares; Joseph J. Lazzara, 20,000 shares; James A. Lazzara, 20,000 shares; James A. Ashford, 20,000 shares; James M. Vella, 28,000 shares; Frank Webster, 32,500 shares; Carl H. Frei, 12,000 shares; Bernard J. Ploshay, 9,500 shares; Richard S. Baldwinson, 7,500 shares; and Richard O. Faria, 20,000 shares.

ELECTION OF DIRECTORS
(Proposal No. 1)

Directors and Nominees

Seven directors are to be elected at the annual meeting. Each elected director will serve until the 2005 annual meeting or until his respective successor has been elected and qualified.

In the absence of instructions to the contrary, the shares represented by a proxy delivered to the Board of Directors will be voted for the seven nominees named below. All nominees are anticipated to be available for election and able to serve. However, if any such nominee should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee, if any, designated by the Board of Directors or, if none is so designated, votes will be cast according to the judgment in such matters of the person or persons voting the proxy.

The following nominees are all presently members of the Board of Directors. The address of each nominee is the address of Scientific Technologies Incorporated.

Name	Position	Held Position Since
Anthony R. Lazzara	Chairman of the Board	September 1984
Joseph J. Lazzara	Director, President, Chief Executive Officer and Treasurer	September 1984 June 1989 June 1993 September 1984
James A. Lazzara	Director and Secretary, Senior Vice President	September 1984 June 1989
James A. Ashford	Director and Senior Vice President, Operations	September 1988 March 2000
Carl H. Frei	Director	September 1988
Bernard J. Ploshay	Director	September 1988
Richard S. Baldwinson	Director	August 2000

Business Experience of Directors

Anthony R. Lazzara has been Chairman of our Board of Directors since September 20, 1984. He also served as our Chief Executive Officer from September 20, 1984 to June 17, 1993, and President from September 20, 1984 until June 22, 1989. He is the founder and principal shareholder of Scientific Technology Incorporated, our parent entity, and has been Chairman of our parent’s Board and its President since 1971. He received an L.L.B. and an honorary Juris Doctorate from DePaul University.

Joseph J. Lazzara has been our Chief Executive Officer since June 17, 1993, President since June 22, 1989, and Treasurer and a director since September 21, 1984. He served as a Vice President of ours from September 21, 1984 until June 22, 1989. He has also served as Treasurer and a director of our parent since August 1981. Prior to 1981, he was employed by Hewlett-Packard Company in Process and Engineering Management. Mr. Lazzara received a Bachelor of Science in Engineering from Purdue University and a Masters in Business Administration from Santa Clara University. He is a son of Anthony R. Lazzara.

James A. Lazzara has been our Senior Vice President since June 22, 1989, and has been the Secretary and a director since September 21, 1984. He served as our Vice President from 1987 to June 22, 1989. Mr. Lazzara joined Scientific Technologies in November 1979. He is also the Secretary, Vice President and a director of our parent. Mr. Lazzara received a Bachelor of Science from California Polytechnic State University. He is a son of Anthony R. Lazzara.

James A. Ashford was appointed Senior Vice President, Operations on March 6, 2000. Prior to that he had been our Vice President, Operations since June 22, 1989 and has been a director since September 27, 1988. He has also served as Vice President and General Manager of our Optical Sensor and Datricon Divisions since March 1986. From 1980 to March 1986, Mr. Ashford was employed by Smith-Kline Beckman, a medical instrumentation manufacturer, most recently as Marketing Administration Manager and, prior to that, as Materials Manager. He holds a Bachelor of Science in Business from San Diego State University. Mr. Ashford is a son-in-law of Anthony R. Lazzara.

Carl H. Frei has been a director of ours since September 27, 1988. From 1970 to March 1989 he was employed by Sonoco Fibre Drum Co., a manufacturer of packaging products, as Regional General Manager, after which time he retired. He was employed as a sales executive by Greif Bros. Corporation, a manufacturer of packaging products until June 30, 1999, when he retired.

Bernard J. Ploshay has been a director of ours since September 27, 1988. He has been retired since 1981. From 1973 to 1981, Mr. Ploshay was employed by our parent as its Vice President of Manufacturing.

Richard S. Baldwinson has been a director of ours since August 8, 2000. He is a former Vice President of Bank of America, who retired in 1991 after serving for 25 years in various commercial and real estate lending positions. Recent positions he has held include Manager of Loan Administration and Commercial Real Estate Lending Officer at Bank of America’s California Real Estate Industries Group in San Jose, from 1984 to 1991. From 1982 to 1984 he was Manager of the Real Estate Developer Center and Home Loan Center at Bank of America’s Santa Clara Main Office. From 1972 to 1981 he was the banker of our parent. He received a Bachelor of Arts in Economics from Stanford University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
ELECTION OF EACH OF THE NOMINEES

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2003 there were five meetings of the Board of Directors. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors plus meetings held by the Committees, if any, on which such director sits. Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of shareholders, our directors are strongly encouraged to attend. All directors attended the last meeting of shareholders. The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

The Audit Committee, comprised of directors Carl H. Frei, Bernard J. Ploshay and Richard S. Baldwinson, is governed by a charter adopted by the Board of Directors, a copy of which was included as Appendix A to the 2003 proxy statement. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent accountants; has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; has the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties; and has been provided appropriate funding to carry out these responsibilities. A report of the Audit Committee is set forth below.

All of the members of the Audit Committee are “independent” members as defined under the National Association of Securities Dealers’ listing standards, and under the criteria specified in Section 10A(m) of the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that the Company has at least one Audit Committee financial expert serving on the Audit Committee. The Audit Committee financial expert is Richard S. Baldwinson, and he is independent. The Audit Committee held four meetings in 2003.

The Compensation Committee, comprised of directors Anthony R. Lazzara, Bernard J. Ploshay and Carl H. Frei and Richard S. Baldwinson, is authorized to recommend the amount and nature of compensation to be paid to our officers and directors and to recommend stock options to be granted to our employees and consultants, by the Board of Directors. The Compensation Committee held one meeting in 2003.

The Nominating and Governance Committee is comprised of directors Anthony R. Lazzara, Joseph J. Lazzara, James A. Lazzara and James Ashford. The purpose of the Committee is to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to shareholders and the Company and that the Company has and follows appropriate governance standards. The Nominating and Governance Committee assists the board by identifying prospective director nominees, recommending to the board the director nominees for the next annual meeting of shareholders, the governance principles applicable to the Company, overseeing the evaluation of the board and management; and recommending to the board director nominees for each committee. The Nominating and Governance Committee was formed in 2003 and therefore held no meetings in 2003. The Nominating and Governance Committee accepts nominations from shareholders.

The Company is relying upon the controlled company exemption pursuant to Nasdaq Stock Market Rules Section 4350(c)(5). The Company is a controlled company because the Company’s corporate parent owns 86% of the Company’s shares as of the record date.

Director Nomination Policy

The Nominating and Governance Committee has adopted a policy with respect to the consideration of director candidates recommended by shareholders. Pursuant to the policy, any shareholder may nominate a director candidate by following the procedures described in the “Policies and Procedures for Director Candidates” of the Nominating and Governance Committee, which can be found on Appendix B attached hereto and as prescribed in our Bylaws. In addition, shareholders who have held at least 1% of our outstanding stock for at least one year, may submit recommendations for candidates to be considered for nomination by our Nominating and Governance Committee. In order to make a recommendation to the Committee, a shareholder must deliver a written request to our corporate secretary which satisfies the notice, information and consent requirements set forth in Appendix B.

The Nominating and Governance Committee will evaluate the qualifications of all director recommendations that are properly submitted by shareholders, management, members of the Board of Directors, and, to the extent deemed necessary, third-party search firms. Although the Nominating and Governance Committee has not established specific, minimum qualifications, the Committee considers relevant factors, including, among other things, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, and other commitments. In addition, the Committee considers the suitability of each candidate, taking into account the current members of the Board of Directors, in light of the current size and composition of the Board of Directors. After completion of its evaluation of candidates, the Nominating and Governance Committee will recommend a slate of director-nominees to the Board of Directors.

Communications with the Board of Directors

Shareholders may communicate with the Board of Directors by writing to the Board of Directors or to a member of the Board of Directors at STI, 6550 Dumbarton Circle, Fremont, California 94555.

Compensation of Directors

We do not pay directors who are also officers additional consideration for their services as directors. Members of the Board who are not also officers or employees are paid a fee of $750 per meeting for services as a director. Directors receive no additional compensation for committee participation or attendance at committee meetings, unless such meetings are held separately from a Board meeting.

EXECUTIVE OFFICERS, DIRECTORS AND KEY PERSONNEL

Name	Position With Company	Term as Director	Held Position Since	Age
Anthony R. Lazzara	Chairman of the Board	One Year	September 1984	73
Joseph J. Lazzara	Director, President, Chief Executive Officer and Treasurer	One Year	September 1984 June 1989 June 1993 September 1984	52
James A. Lazzara	Director and Secretary Senior Vice President	One Year	September 1984 June 1989	47
James A. Ashford	Director Senior Vice President Operations	One Year	September 1988 March 2000	52
Carl H. Frei	Director	One Year	September 1988	70
Bernard J. Ploshay	Director	One Year	September 1988	82
Richard S. Baldwinson	Director	One Year	March 2001	67
Frank Webster	Vice President, Engineering		March 1991	60
Richard O. Faria	Vice President and Chief Financial Officer		March 2003	64
Ralph S. Marimon	Vice President, Finance and Administration		March 2004	47
Thomas M. Knauer	Vice President, Marketing		November 2000	41
James M. Vella	General Manager, Automation Products Group Assistant Secretary Vice President		March 2000 May 1997 May 2002	47

Each officer named above is expected to be reappointed at the meeting of our Board of Directors to be held on May 27, 2004 following the annual meeting.

For the biographical summaries of Anthony R. Lazzara, Joseph J. Lazzara, James A. Lazzara, James A. Ashford, Carl Frei, Richard S. Baldwinson and Bernard J. Ploshay, see “Election of Directors — Business Experience of Directors.”

Frank Webster joined our parent as Corporate Engineering Manager in 1985. He has been our parent’s Vice President, Engineering since 1986. On March 22, 1991, he was elected our Vice President, Engineering. He has a Bachelor of Science in Engineering, and a Masters of Science in Computer Science, from the University of California at Los Angeles.

Richard O. Faria joined our parent as Corporate Controller in April 1987. He has been our parent’s Controller since that time. He was elected our Vice President and Controller on March 22, 1991, and served as Vice President, Finance and Administration from March 1996 until March 2004. In March 2003, he was appointed Chief Financial Officer. Prior to 1987, Mr. Faria was Corporate Controller of Kevex Corporation, an analytical instrument manufacturer, for seven years. He holds a Bachelor of Arts in Business Administration from Golden Gate University.

Thomas M. Knauer joined us as our Vice President of Marketing in November 2000. From 1996 to 2000 he was employed by General Electric/Fanuc Automation, Europe, a global manufacturer of industrial computers and software, as Manager, CNC HQ Sales Region from 1997 to 2000, and Distribution Manager, HQ Sales from 1996 to 1997. From 1989 to 1996, he was employed in a number of sales and marketing management positions with General Electric/Fanuc Automation, North America. He holds a Bachelor of Science degree in Mathematics/Systems Science from the University of California at Los Angeles and a Master of Business Administration from the University of Virginia.

James M. Vella joined us as our Accounting Manager of the Optical Sensor Division in June 1986. In June 1987, he was appointed Controller of that division. He was appointed our Controller in March 1996. In May of

1997, he was elected Assistant Secretary. In September 1998, he was appointed to the position of Marketing Manager, Fiber Monitoring Products. In March 2000, he was appointed to the position of General Manager of the Automation Products Group. In May 2002, he was appointed Vice President and General Manager of the Automation Products Group. Prior to 1986, Mr. Vella held several positions with Smith-Kline Beckman, a medical instrumentation manufacturer. He holds a Bachelor of Science in Business Administration from California Polytechnic University at San Luis Obispo.

Mr. Marimon joined us as Vice President, Finance and Administration in March, 2004. He previously was the Chief Financial Officer of Com21, a publicly held manufacturer of broadband internet transmission equipment and modems for the cable market. Mr. Marimon joined Com21 in June 1999 as Corporate Controller. Prior to joining Com21, Mr. Marimon spent eleven years with KLA-Tencor Corporation, a semiconductor equipment company, serving in various controller and accounting roles including Group Controller, Wafer Inspection Group. The Wafer Inspection Group is the largest Group at KLA-Tencor. He also held financial positions with Ungermann Bass Corp., Finnigan Corp., and National Semiconductor Corp. Mr. Marimon received a B.A. in Economics from the University of California, Los Angeles and a Masters of Management in Finance and Accounting from the J.L. Kellogg Graduate School of Management at Northwestern University.

COMPENSATION OF EXECUTIVE OFFICERS

The following Summary Compensation Table sets forth compensation paid by us for services rendered during the fiscal years 2003, 2002 and 2001 by our “Named Executive Officers,” which include our Chief Executive Officer and the next four most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 in 2001.

Summary Compensation Table

		Annual Compensation		Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options
Anthony R. Lazzara Chairman of the Board	2003 2002 2001	$466,982 $505,375 $511,080	None $5,705 $6,919	None 7,500 None

Joseph J. Lazzara President and Chief Executive Officer	2003 2002 2001	$317,426 $312,787 $321,804	None $3,485 $3,929	None 7,500 None

James A. Lazzara Senior Vice President	2003 2002 2001	$302,631 $299,368 $327,991	None $3,473 $4,037	None 7,500 None

James A. Ashford Senior Vice President	2003 2002 2001	$304,442 $337,201 $330,794	None $3,776 $3,937	None 7,500 None

Frank Webster Vice President	2002 2001 2000	$171,281 $183,925 $211,254	None $2,084 $2,452	None 5,000 None

The columns entitled “Other Annual Compensation,” “Restricted Stock Awards,” “LTIP Payouts” and “All Other Compensation” were omitted because no such compensation was paid or awarded during the applicable periods.

Option/SAR Grants in Last Fiscal Year

None

Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Anthony R. Lazzara	—	—	—	20,000	—	—
Joseph J. Lazzara	—	—	—	20,000	—	—
James A. Lazzara	—	—	—	20,000	—	—
James A. Ashford	—	—	—	20,000	—	—
Frank Webster	—	—	—	32,500	—	—

Long-Term Incentive Plan Awards in Last Fiscal Year

None

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

None

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans, including the 1997 Stock Option Plan and the 1997 Employee Stock Purchase Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders: 1997 Stock Option Plan 1997 Employee Stock Purchase Plan	656,732 -0-	$5.87 n/a	201,188 440,271
Equity compensation plans not approved by security holders	-0-	n/a	n/a
Total	656,732	$5.87	641,459

Compensation Committee Interlocks and Insider Participation

Anthony R. Lazzara, Chairman of the Board of Directors, is a member of our Compensation Committee.

COMPENSATION COMMITTEE REPORT

During 2003, the Compensation Committee of the Board of Directors included Anthony R. Lazzara, Carl H. Frei and Bernard J. Ploshay. The Compensation Committee is responsible for administering our compensation and employee benefit plans. In addition to setting policies regarding compensation of all employees, the Compensation Committee reviews and approves compensation for our executive officers. Decisions made by the Compensation Committee relating to compensation of executive officers are reviewed by the full Board of Directors.

Our executive compensation policies have been developed to meet the following objectives:

1.	Attract and retain executives critical to our long-term success;

2.	Reward key executives for their contributions to the development and successful execution of strategies relevant to their functional responsibilities; and

3.	Motivate key executives to make decisions and take actions that achieve our strategic performance goals and increase the long-term value of our common stock.

Base salaries for all executives are reviewed annually. In evaluating executive salaries, the Compensation Committee considers relevant American Electronics Association Executive Compensation surveys of compensation paid at companies of similar size and geographic location to us. The Compensation Committee also considers an executive’s individual performance during the prior year. Factors that affect an executive’s performance rating focus on the executive’s success in contributing to our short and long-term objectives. Short-term objectives include sales growth from new and existing products and levels of gross profit and gross margin, operating income and operating income margin, and net earnings and net earnings margin. Long-term objectives include the timely development of new products, enhancements and improvements to existing products, identification of new markets for our products, development and execution of plans to address identified market opportunities, adequate control over and the efficiencies of our assets, and share price appreciation. We do not set relative weights to the factors we consider in establishing base salaries. In establishing our Chief Executive Officer’s compensation, the Compensation Committee pursues the same objectives and policies that apply to our other executive officers.

Effective April 1, 2001 we instituted a cost reduction program that included salary reductions for most, but not all employees, depending on job function and location. The percentages of salary reduction were based on job titles, with the most senior executives having the largest percentage reductions. Salaries were reduced by 20% for our Chairman, Chief Executive Officer and Senior Vice President positions, 12% for Vice Presidents and 10% or less for other positions. In all cases, employees, including executives, were allowed to use earned vacation to supplement salary lost through the salary reduction program and would, as such, be included in the annual compensation table.

Compensation Committee
Anthony R. Lazzara
Carl H. Frei
Bernard J. Ploshay
Richard S. Baldwinson

AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2003

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and the clarity of our disclosures in the financial statements.

In addition, the Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. Furthermore, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company considered the comparability of non-audit services with the auditors’ independence. The Audit Committee has discussed with its auditors their independence and has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

The Audit Committee also discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of the independent auditors’ examinations, their evaluations of our internal control, and the overall quality of our financial reporting. The Audit Committee held four meetings during the fiscal year ended December 31, 2003.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee
Carl H. Frei
Bernard J. Ploshay
Richard S. Baldwinson

Audit Fees

Audit fees billed to us by PricewaterhouseCoopers LLP during our 2002 and 2003 fiscal years for professional services rendered by them for the audits of our annual financial statements and reviews of financial statements included in our quarterly reports on Form 10-Q totaled $175,500 and $187,000, respectively.

Audit-Related Fees

There were no additional fees billed to us by PricewaterhouseCoopers during our 2002 and 2003 fiscal years for assurance and related services by them that are reasonably related to the performance of the audit or review of our financial statements, and that are not disclosed above.

Tax Fees

The aggregate fees billed to us by PricewaterhouseCoopers during our 2002 and 2003 fiscal years for professional services rendered by them for tax compliance, tax advice, and tax planning totaled $59,686 and $58,000, respectively. These fees include tax compliance, tax planning and federal and state tax return preparation.

All Other Fees

There were no other fees billed to us by PricewaterhouseCoopers during our 2002 and 2003 fiscal years for products and services provided by them.

Please see Appendix A regarding the Audit Committee’s pre-approval policies and procedures. The Audit Committee approved 100% of the fees for fiscal year 2002 and 2003 mentioned in the above paragraphs.

PERFORMANCE GRAPH

The following graph compares the cumulative total return to shareholders of the common stock with the cumulative total return of the NASDAQ US Stocks Index and the Index of NASDAQ Non-Financial Stocks for the period beginning on December 31, 1998 and ending on December 31, 2003.

Compares 5-Year Cumulative Return Among Scientific Technologies Inc.,
NASDAQ Non-Financial Stocks Index and the NASDAQ US Stocks Index

	12/31/1998	12/31/1999	12/30/2000	12/30/2001	12/30/2002	12/30/2003
Scientific Technologies Inc.	$100.00	$114.48	$165.79	$81.26	$105.24	$99.58
NASDAQ US Stocks	$100.00	$185.43	$111.83	$88.71	$61.33	$91.70
NASDAQ Non-Financial Stocks	$100.00	$196.05	$114.46	$87.52	$57.18	$87.54

Assumes $100 invested on December 31, 1998 in our common stock, the NASDAQ US Stocks index and the NASDAQ Non-Financial Stocks index, with all dividends reinvested. Stock price performance shown above for our common stock is historical and not necessarily indicative of future price performance.

The information contained above under the captions “Compensation Committee Report,” “Audit Committee Report” and “Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, we believe that during fiscal 2003 all our executive officers and directors complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We provide certain management services to Scientific Technology Incorporated, our parent. Costs of these services were allocated to our Parent based upon the amount of time employees spent providing these services. The amount charged to our Parent for 2003 was $353,000.

We lease approximately 85,000 square feet in a 95,000 square foot facility owned by an affiliate of our parent. The lease term is for ten years. Overhead costs are allocated primarily on the basis of square footage utilized. We lease a 25,000 square foot facility owned by our parent in Logan, Utah, which houses the Automation Sensors Division operations.

We utilize a payable to or receivable from our parent account to record activity including cash received, cash disbursed and amounts owed to our parent for allocated charges and dividends. The net effect of transactions with our parent resulted in a balance of $838,000 at December 31, 2003.

Certain of our officers are also employed by our parent.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Our next annual meeting of shareholders is scheduled for May 26, 2005. An eligible shareholder who desires to have a qualified proposal considered for presentation at that annual meeting of shareholders and for inclusion in our proxy statement for that annual meeting must submit the proposal in writing at our principal executive offices no later than January 26, 2005.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the annual meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the annual meeting, the holders of the proxies will act in respect thereto in accordance with their best judgment.

Copies of our Annual Report to Shareholders for the fiscal year ended December 31, 2003 are being mailed to shareholders, together with this Proxy Statement, the Proxy and the Notice. Additional copies may be obtained, without charge, from the Secretary at 6550 Dumbarton Circle, Fremont, California 94555.

BY ORDER OF THE BOARD OF DIRECTORS

James A. Lazzara
Secretary

Fremont, California
April 29, 2004

Appendix A

SCIENTIFIC TECHNOLOGIES, INC.

Audit Committee

Pre-Approval Policies and Procedures

The Audit Committee shall:

•	Pre-approve audit and non-audit services provided to the Company by the independent auditors (or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors.

•	Review and approve the independent auditors’ proposed audit scope, approach and independence; and any other matters described in SAS No. 61, as may be modified or supplemented.

•	The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

The policies and procedures set forth herein may be modified at any time as may be determined by the Committee.

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Appendix B

SCIENTIFIC TECHNOLOGIES, INC.

Nominating and Governance Committee
Policies and Procedures for Director Candidates

1.  Shareholder Recommendations to Nominating and Governance Committee

It is the policy of the Nominating and Governance Committee (the “Committee”) of the Board of Directors of Scientific Technologies, Inc. (the “Company”) to consider recommendations for candidates to the Board of Directors from shareholders holding no less than 1% of the Company’s securities continuously for at least twelve (12) months prior to the date of the submission of the recommendation.

Shareholder recommendations for candidates to the Board of Directors must be directed in writing to Scientific Technologies, Inc., Attn: Corporate Secretary, at the Company’s offices at 6550 Dumbarton Circle, Fremont, California 94555, and must include:

•	the candidate’s name, age, business address and residence address;

•	the candidate’s principal occupation or employment;

•	the number of shares of the Company which are beneficially owned by such candidate;

•	detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the last three years; and

•	any other information relating to such candidate that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

A shareholder’s recommendation to the Secretary must also set forth:

•	the name and address, as they appear on the Company’s books, of the shareholder making such recommendation;

•	the class and number of shares of the Company which are beneficially owned by the shareholder and the date such shares were acquired by the shareholder;

•	any material interest of the shareholder in such nomination;

•	a description of all arrangements or understandings between the shareholder making such nomination and the candidate and any other person or persons (naming such person or persons) pursuant to which the nomination is made by the shareholder;

•	a statement from the recommending shareholder in support of the candidate, references for the candidate, and an indication of the candidate’s willingness to serve, if elected; and

•	any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the 1934 Act, in his/her capacity as a proponent to a shareholder proposal.

Direct Candidate Nominations

Shareholder nominations to the Board of Directors must meet the requirements set forth in the Bylaws of the Company. For a notice of recommendation to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to the Corporate Secretary not less than ninety (90) days in advance of the annual meeting; provided, however, in the event that less than one hundred (100) days notice or prior public disclosure of the date of the annual meeting is given or made to the shareholders, notice by the shareholder must be received not later than the close of business on the tenth (10) day following the earlier of the day on which such

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notice of the date of the annual meeting was mailed or such public disclosure was made. The Secretary of the Company will provide a copy of the Bylaws upon request in writing from a shareholder.

2.  Identifying and Evaluating Nominees for Director

The Committee shall use the following procedures to identify and evaluate the individuals that it selects, or recommends that the Board of Directors select, as director nominees:

•	The Committee shall review the qualifications of any candidates who have been properly recommended or nominated by the shareholders, as well as those candidates who have been identified by management, individual members of the Board of Directors or, if the Committee determines, a search firm. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper.

•	The Committee shall evaluate the performance and qualifications of individual members of the Board of Directors eligible for re-election at the annual meeting of shareholders.

•	The Committee shall consider the suitability of each candidate, including the current members of the Board of Directors, in light of the current size and composition of the Board of Directors. Except as may be required by rules promulgated by The NASDAQ Stock Market or the U.S. Securities and Exchange Commission (the “SEC”), it is the current sense of the Committee that there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the suitability of the candidates, the Committee shall consider relevant factors, including, among other things, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee shall evaluate such factors, among others, and considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole.

•	After such review and consideration, the Committee shall select, or recommend that the Board of Directors select, the slate of director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee.

•	The Committee shall endeavor to notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to the Board of Directors.

3.  Decision by Board of Directors

The Board of Directors shall have final authority on determining the selection of director candidates for nomination to the Board.

4.  Modification of Policies and Procedures

The policies and procedures set forth herein may be modified at any time as may be determined by the Committee.

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This Proxy will be voted as directed, or if no direction is indicated, will be voted “FOR” all nominees in item 1.							Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR each of the following:

1.	Election of Directors				2.	In their discretion the Proxies are authorized to vote on
such other business as may properly come before the
	Nominees:		FOR	WITHHOLD		meeting.
			all nominees listed	AUTHORITY
	01 Anthony R. Lazzara	05 Carl H. Frei	(except as marked	to vote for all
	02 Joseph J. Lazzara	06 Bernard J. Ploshay	to the contrary)	nominees listed
	03 James A. Lazzara	07 Richard S. Baldwinson	☐	☐
04 James A. Ashford

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THAT INDIVIDUAL’S NAME.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting of Shareholders, Proxy Statement dated April 26, 2004, and the Company’s 2003 Annual Report. The undersigned hereby revokes any proxy or proxies heretofore given.

						Dated:		, 2004

Signature

Signature if held jointly

Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

 FOLD AND DETACH HERE

PROXY

Annual Meeting of Shareholders - May 27, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned shareholder of Scientific Technologies Incorporated (the “Company”) hereby appoints James A. Lazzara and Joseph J. Lazzara, and each of them, proxies with full power of substitution to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 27, 2004 at 4:00 p.m., local time, or at any postponements or adjournment(s) thereof, with all the power the undersigned would possess if personally present, with respect to the following:

(Continued and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

 FOLD AND DETACH HERE